UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  March 4, 2014

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           As previously reported by Helmerich & Payne, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 21, 2013 (the “Initial Form 8-K”), the Company announced that John W. Lindsay, the Company’s President and Chief Operating Officer, would succeed Mr. Hans Helmerich as Chief Executive officer of the Company effective upon the conclusion of the Annual Meeting of Stockholders on March 5, 2014.  As noted in the Initial Form 8-K, Mr. Lindsay’s compensation in connection with his new position as Chief Executive Officer had not been determined at the time of the filing of the Initial Form 8-K. This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to provide information regarding Mr. Lindsay’s compensation in connection with his new position.

On March 4, 2014, the Human Resources Committee of the Company’s Board of Directors approved the terms of Mr. Lindsay’s compensation in connection with his new position.  Effective March 5, 2014, Mr. Lindsay’s annual salary will be $790,000, subject to annual adjustment.  Mr. Lindsay’s bonus award opportunity under the Company’s Annual Bonus Plan for Executive Officers and the value of any annual equity awards will be subject to the ranges and limits applicable to the CEO position as described in the Executive Compensation Discussion and Analysis section of the Company’s proxy statement filed with the SEC on January 21, 2014.  No other modifications were made to Mr. Lindsay’s existing compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: March 7, 2014